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                                                               EXHIBIT 10(j)(11)

                         HOUSTON INDUSTRIES INCORPORATED
                           DEFERRED COMPENSATION PLAN

                  (As Established Effective September 1, 1985)

                                 Tenth Amendment

                  CenterPoint Energy, Inc., a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Deferred Compensation Plan, effective January 1, 1991, and as thereafter amended (the "Plan"), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend Section 1.2(n) of the Plan effective January 1, 2001, as follows:

         "Notwithstanding the foregoing, Resources Participants shall be offered the opportunity to make a one-time, irrevocable election to treat such Participant's future employment, if any, with Reliant Resources, Inc. ('RRI') and its subsidiaries following completion of the spin-off of RRI from the Company ('RRI Employment') as 'Employment' with an Employer hereunder (to the extent such Resources Participant commenced RRI Employment prior to the spin-off of RRI from the Company) for all purposes except any such Employee shall not be eligible to make any additional deferrals of Compensation under the Plan during any period of RRI Employment in which a Resources Participant is also eligible to participate in a deferred compensation program or plan sponsored by RRI. For this purpose, 'Resources Participant' includes (i) each and every Participant as of December 1, 2000, in which case the election must be made on or before December 31, 2000 and (ii) each and every individual who becomes a Participant after December 1, 2000, in which case the election must be made on or before December 31, 2001; provided that the Committee may allow individuals electing not to treat RRI Employment as 'Employment' hereunder to make a subsequent, one-time election to transfer benefits under this Plan to a deferred compensation program or plan sponsored by RRI. Any such one-time irrevocable election shall be made on such form and in such manner as prescribed by the Committee under uniform procedures equally applicable to all Resources Participants."

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                  IN WITNESS WHEREOF, The Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 27th day of September, 2002, but effective as of the date specified herein.

                                    CENTERPOINT ENERGY, INC.

                                    By: /s/  DAVID M. MCCLANAHAN
                                        ---------------------------------------
                                        David M. McClanahan
                                        Vice Chairman

ATTEST:

/s/ RUFUS S. SCOTT
-----------------------------------
Assistant Secretary